Exhibit 99.1

Kopin Reports Second-Quarter 2009 Financial Results

- Company Posts Net Income of $3.7 Million on Solid Top-Line Growth

- Military Display Product Revenue Increases 104% to $13.7 Million

- Gross Margin Improves 300 Basis Points

- Kopin Concludes Quarter with $105.8 Million in Cash and Marketable Securities

- Company Affirms Full-Year 2009 Revenue Outlook

TAUNTON, Mass.--(BUSINESS WIRE)--August 4, 2009--Kopin Corporation (NASDAQ: KOPN) today reported financial results for the quarter ended June 27, 2009.

“Our strong second-quarter results reflect the continued growth in sales of displays for military applications and the increasing contribution of our III-V product line, which is gaining momentum as the macroeconomic climate begins to improve,” said Kopin President and Chief Executive Officer Dr. John C.C. Fan. “The sequential rebound in the top line also underscores the success of our strategy to drive value for tier one customers through superior products and technology advancements while maintaining a healthy balance sheet.”

Financial Highlights

Total revenues increased approximately 9% to $28.2 million in the second quarter of 2009 from $25.8 million for the comparable period of 2008, and 31% from $21.5 million in the first quarter this year.

CyberDisplay revenue grew 31% to $17.9 million from $13.6 million in the second quarter of 2008, paced by the Company’s display products for military applications. On a sequential basis, CyberDisplay revenue rose 22% from $14.6 million in the first quarter of 2009. Military display product revenue increased 104% to $13.7 million in the second quarter of 2009 from $6.7 million in the comparable 2008 period, and grew 21% sequentially from $11.3 million in the first quarter of 2009. III-V revenue declined 15% to $10.4 million from $12.2 million in the second quarter of 2008, and increased 51% to $10.4 million compared with $6.9 million in the first quarter of this year.

Gross margin for the second quarter of 2009 improved 300 basis points to 26% of net product revenues from 23% for the same period in 2008, and declined from 29% of net product revenues in the first quarter of 2009. Differences in gross margin largely reflected variations in sales mix between CyberDisplay and III-V products in the respective periods.

Net income for the second quarter of 2009 was $3.7 million, or $0.05 per diluted share, compared with a net loss of $1.7 million, or $0.02 per share, in the second quarter of 2008. Financial results for the three months ended June 27, 2009 included a $0.7 million loss related to foreign currency fluctuations and a $1.5 million gain from the sale of certain patents that the Company no longer uses. Financial results for the comparable quarter of 2008 included a $0.4 million gain related to foreign currency fluctuations and an impairment charge of $0.7 million related to the Company's equity investment in a non-marketable security.

As of June 27, 2009, Kopin had cash and marketable securities of $105.8 million, an increase of approximately $5.8 million from December 27, 2008. The Company has no long-term debt. For the six months ended June 27, 2009, Kopin has generated $12.2 million of cash flow from operating activities and has spent $5.3 million on the repurchase of its stock.

Business Highlights

CyberDisplay Products

“Our strategy of focusing on higher-value product applications continues to drive strong top-line growth,” Dr. Fan said. “In the second quarter, revenue from military display products grew approximately 21% sequentially and 104% year-over-year, fueled by solid orders for the U.S. Army’s Thermal Weapon Sight (TWS) programs. We expect to see sustained momentum in our military display product line as TWS production continues to ramp in 2009.”

III-V Products

“Complementing the performance of our display products, our III-V business contributed measurably to top-line results in the second quarter,” Dr. Fan continued. “Despite a macroeconomic environment that remained challenging, III-V product revenue grew 51% from the first quarter of this year, reflecting positive demand momentum. Our III-V technology enables integrated circuit manufacturers to enhance the features and functionality of a broad range of products. The sophisticated engineering of our transistors makes them particularly well suited for Smartphones and other advanced wireless devices, which require highly complex structures to transmit video, voice and data with speed and efficiency.”

Subsequent to the second quarter, Kopin entered into two transactions to purchase a total of 19.7 million shares of Kopin Taiwan Corporation, (“KTC”) common stock for approximately $6.3 million. As a result of these transactions and the Company’s previous investments in KTC, the Company will own approximately 87% of the outstanding common stock of KTC. This additional investment is designed to capitalize on the demand for Taiwan’s fast-growing foundry services fueled by the expanding telecommunications and wireless markets. The investment also enables Kopin to meet its customers’ demands as they transition from using 4-inch gallium arsenide (GaAs) wafers to 6-inch GaAs wafers.

Golden-i

In May, Kopin introduced and demonstrated Golden-i™, a revolutionary headset concept which provides visual and verbal access to an array of host devices, including cellular phones, portable computers, company networks and wireless systems, through a 15-inch virtual display with a hands-free natural speech recognition interface. It is the world’s first wireless, voice-command-and-control microdisplay system, and is initially targeted for the industrial market. Weighing a mere three ounces, Golden-i is designed to provide spontaneous access to virtually any information – in 24-bit full color with DVD quality video – worldwide.

“The initial response to our Golden-i concept has been extremely positive,” Dr. Fan said. “Both developers and prospective users are energized about the portable computing potential for Golden-i in industrial applications. We are pleased to be working with several strategic business partners, including Microsoft, Motorola, Nuance Communications and Texas Instruments, as Golden-i begins field testing.”

Six-Month Results

For the six months ended June 27, 2009, total revenues were $49.7 million, compared with $55.0 million for the same period of 2008. CyberDisplay revenue increased 6% to $32.5 million from $30.7 million for the first six months of 2008. Revenue from III-V products was $17.2 million for the first six months of 2009, compared with $24.3 million for the six months ended June 28, 2008.

Display revenue by category was as follows:

	Three Months Ended		Six Months Ended
Display Revenues by Category ($ in millions)	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Consumer Electronic Applications	$ 2.1	$3.8	$ 4.3	$10.1
Military Applications	13.7	6.7	25.0	14.0
Eyewear Applications	0.3	1.6	0.7	3.2
Research & Development	1.8	1.5	2.5	3.4
Total	$17.9	$13.6	$32.5	$30.7

For the six months ended June 27, 2009, Kopin reported net income of $5.6 million, or $0.08 per diluted share, compared with a net loss of $0.7 million, or $0.01 per share, for the same period of 2008. Financial results for the six months ended June 27, 2009 included a $0.1 million gain related to foreign currency fluctuations, $4.1 million in gains from the sale of certain patents that it no longer uses and an impairment charge of $0.9 million related to the Company's equity investments in marketable securities. Financial results for the comparable period of 2008 included a $0.8 million gain related to foreign currency fluctuations and an impairment charge of $0.7 million related to the Company's equity investment in a non-marketable security.

Share Repurchase Program

During the second quarter of 2009, the Company repurchased 1,564,575 shares for approximately $4.4 million as part of a share repurchase plan that authorizes Kopin to purchase up to $15 million of its common stock. For the six months ended June 27, 2009 Kopin has purchased 2,046,399 shares for approximately $5.3 million. Kopin plans to buy shares in the open market or through privately negotiated transactions from time to time, subject to market conditions and other factors and in compliance with applicable legal requirements. The plan does not obligate Kopin to acquire any particular amount of common stock, and can be suspended at any time at the Company’s sole discretion.

Business Outlook

Kopin maintains its expectation for full-year 2009 revenue of between $90 million and $110 million. The Company continues to expect that the global economic recession will result in lower revenues from commercial and industrial products in 2009 compared with 2008, but that military display revenues will increase year-over-year in 2009. Kopin’s forecast is based on discussions with customers and its assumptions about the prolonged duration of the economic recession and not on firm non-cancellable purchase orders.

“Although we continue to believe that the most challenging portion of 2009 is behind us, our visibility into sales of display products into consumer electronic applications is still limited by macroeconomic uncertainty,” Dr. Fan said. “Our eyewear customers, which tend to be small start-up companies, are bearing the brunt of the challenging credit environment. On the positive side, we expect our participation in the TWS programs and other weapons sight programs to generate sustained momentum for our military display product line. In addition, the cellphone market is strengthening, as many of our III-V customers have reported over the past couple of weeks, which should result in continued growth of our III-V revenue in the second half of 2009.”

“By virtually every measure we are uniquely well positioned for the future,” Dr. Fan said. “Our proprietary display and III-V technologies enable customers to solve complex technical challenges with solutions that achieve both time-to-market advantages and reduce manufacturing costs. In addition, we are adding to our more than 200 issued and pending patents. We have combined our technical expertise and global intellectual property portfolio with broad manufacturing capability and capacity, taking our innovative products to market-leading positions. Even as we continue to invest to develop new technologies and products, we have not wavered from our commitment to a strong balance sheet free of long-term debt. Especially in today’s unsettled economic climate, we see our financial strength as a key competitive advantage as we go forward.”

Second-Quarter Conference Call

In conjunction with its second-quarter 2009 financial results, Kopin will host a teleconference call for investors and analysts at 5:00 p.m. ET today. To hear the conference call, please dial (877) 407-5790 (U.S. and Canada) or (201) 689-8328 (International). The call also will be available as a live and archived audio webcast on the "Investors" section of the Kopin website, www.kopin.com.

About Kopin

Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and III-V products, including heterojunction bipolar transistors (HBTs), that are revolutionizing the way people around the world see, hear and communicate. Kopin has shipped more than 30 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company's HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's proprietary display and III-V technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

CyberDisplay and The NanoSemiconductor Company are trademarks of Kopin Corporation.

Kopin – The NanoSemiconductor Company™

Safe Harbor Statement

Statements in this news release may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements relating to our belief that our III-V product line is gaining momentum; our belief that our rebound in top line revenue underscores the success of our strategy to drive value for tier one customers; our belief that focusing on higher-value product applications continues to drive strong top-line growth; our expectation that we will see sustained momentum in our military display product line as TWS production continues to ramp in 2009; our belief that our transistors are particularly well suited for Smartphones and other advanced wireless devices; our expectation that our additional investment in KTC will enable us to meet customer demands as our customers transition to 6-inch GaAs wafers; our belief that the initial response to the Golden-i concept has been extremely positive; our belief that both developers and prospective users are energized about the potential for Golden-i; our expectation that we will buy back shares of our common stock; our expectation that the global economic recession will result in lower revenues but that military sales will increase year-over-year in 2009; our belief that the most challenging portion of 2009 is behind us; our expectation that our participation in the TWS programs and other weapons sight programs will generate sustained momentum for our military display products; our belief that the cell phone market is strengthening and should result in continued growth of our III-V revenue in the second half of 2009; our belief that we are well positioned for the future; our expectation that our financial strength is a key competitive advantage; and the expectation that Kopin's 2009 revenues will be in the range of $90 million to $110 million. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the potential that: the U.S. Army's Thermal Weapon Sight programs will not continue to ramp production in 2009 or if they do the Company will be unable to produce the product for these programs; field tests of Kopin's Golden-i product may prove unsuccessful; the Company may be unable to produce Golden-i in commercial volumes; the relationship between Kopin and its Golden-i technology partners may not be successful, or prospective customers may be unwilling to purchase the product; the Company's 2009 revenue expectations will turn out to be wrong; manufacturing, marketing or other issues may prevent either the adoption or rapid acceptance of products; the Company will be adversely affected by competitive products and pricing; new product initiatives and other research and development efforts may not be successful; the Company could experience the loss of significant customers; costs to produce the Company's microdisplay and HBT products will increase significantly, or that yields will decline; military programs or funding for military programs involving Kopin's products will be delayed or cancelled; the Company's military and commercial customers might be unable to ramp production volumes of its products, or that the Company's product forecasts will turn out to be wrong; manufacturing delays, technical issues, economic conditions or external factors may prevent the Company from achieving its financial guidance; potential claims or liability could arise as a result of the Company's restatement of its financial statements; the Company could have additional write-downs of its equity investment or charges related to its investments in other companies, including KTC; and other risk factors and cautionary statements listed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the 12 months ended December 27, 2008, and the Company's subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.

(Financial statements follow)

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended

	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008

Revenues:
Product revenues	$26,152,447	$24,151,350	$46,739,358	$51,167,231
Research and development revenues	2,076,844	1,688,119	2,965,633	3,837,410
	28,229,291	25,839,469	49,704,991	55,004,641
Expenses:
Cost of product revenues	19,433,214	18,675,332	34,043,495	39,007,603
Research and development	3,786,041	3,753,104	6,937,439	8,786,478
Selling, general and administrative	2,557,539	5,054,701	7,010,432	8,897,979
	25,776,794	27,483,137	47,991,366	56,692,060
Income (loss) from operations	2,452,497	(1,643,668)	1,713,625	(1,687,419)
Other income and (expense):
Interest and other income	2,268,965	1,236,424	5,720,360	2,628,089
Other expense	(731,449)	(709,042)	(926,630)	(718,142)
	1,537,516	527,382	4,793,730	1,909,947

Income (loss) before provision for income taxes, equity loss in unconsolidated affiliate and net loss (income) from noncontrolling interest	3,990,013	(1,116,286)	6,507,355	222,528

Provision for income taxes	(367,000)	(208,000)	(636,000)	(419,000)

Income (loss) before equity loss in unconsolidated affiliate and net loss (income) of noncontrolling interest	3,623,013	(1,324,286)	5,871,355	(196,472)

Equity loss in unconsolidated affiliate	(142,016)	(142,040)	(290,658)	(165,901)

Income before net loss (income) of noncontrolling interest	3,480,997	(1,466,326)	5,580,697	(362,373)

Net loss (income) attributable to noncontrolling interest	199,842	(207,927)	15,713	(361,645)

Net income (loss)	$3,680,839	$(1,674,253)	$5,596,410	$(724,018)

Net income (loss) per share:
Basic	$0.06	$(0.02)	$0.08	$(0.01)
Diluted	$0.05	$(0.02)	$0.08	$(0.01)

Weighted average number of common shares outstanding:
Basic	66,704,092	67,731,514	67,428,519	67,736,736
Diluted	67,549,673	67,731,514	68,037,103	67,736,736

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	June 27, 2009	December 27, 2008
ASSETS
Current assets:
Cash and marketable securities	$105,800,403	$100,015,991
Accounts receivable, net	15,942,609	19,604,716
Inventory	12,754,260	13,269,486
Prepaid and other current assets	2,645,826	1,366,968

Total current assets	137,143,098	134,257,161

Equipment and improvements, net	16,935,743	19,359,874
Other assets	6,510,908	6,060,460

Total assets	$160,589,749	$159,677,495

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,755,775	$8,736,996
Accrued expenses	5,455,426	5,551,156
Billings in excess of revenue earned	3,017,030	3,127,923

Total current liabilities	16,228,231	17,416,075

Lease commitments	885,049	866,965

Total Kopin Corporation stockholders' equity	140,619,183	138,481,936
Noncontrolling interest	2,857,286	2,912,519
Total stockholders' equity	143,476,469	141,394,455
Total Liabilities and stockholders' equity	$160,589,749	$159,677,495

CONTACT:
Kopin Corporation
Richard Sneider, 508-824-6696
Chief Financial Officer
Richard_Sneider@kopin.com
or
Sharon Merrill Associates, Inc.
Scott Solomon, 617-542-5300
Vice President
ssolomon@investorrelations.com